Exhibit 99.1

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554

Delta Air Lines Reports 2006 Financial Results

Restructuring drives $2.1 billion improvement in operating results for 2006

ATLANTA, February 14, 2007 - Delta Air Lines (Other OTC: DALRQ) today reported results for the quarter and year ended December 31, 2006. Key points include:

•	Delta reported a full-year operating profit of $58 million, a $2.1 billion improvement over 2005, and the company’s first annual operating profit since 2000.

•
Delta’s fourth quarter net loss was $2.0 billion. Excluding reorganization and special items, the fourth quarter net loss was $179 million, a $603 million improvement over the 2005 fourth quarter. 1, [2]

•	Delta reached its goal of $3 billion in annual financial improvements - one year ahead of the originally targeted completion date.

•	As of December 31, 2006, Delta had $3.5 billion in cash and cash equivalents, of which $2.6 billion was unrestricted.

Delta reported a net loss of $2.0 billion in the fourth quarter of 2006, compared to a net loss of $1.2 billion in the fourth quarter of 2005. Excluding the reorganization and special items described below, the net loss was $179 million in the fourth quarter of 2006, a $603 million improvement from the fourth quarter of 2005. Operating income for the December 2006 quarter was $6 million, which represents Delta’s third consecutive quarterly operating profit.

For the full year 2006, Delta recorded a net loss of $6.2 billion, compared to 2005's full year net loss of $3.8 billion. Excluding reorganization and special items, the net loss was $406 million in 2006, a $1.8 billion improvement over 2005. Delta’s operating income of $58 million for 2006 was a $2.1 billion improvement over 2005 and the company’s first annual operating profit since 2000.

“A full year operating profit, and the magnitude of the progress it represents, marks a major milestone for Delta. This is testimony to the dedication and hard work of Delta employees,” said Gerald Grinstein, Delta’s chief executive officer. “With Court approval of the company’s Disclosure Statement earlier this month, there is great momentum building towards a successful emergence from Chapter 11 this spring as a strong, healthy and independent global competitor.”

Revenue Performance
For the December 2006 quarter, total passenger revenue increased 5.9% on a 3.6% decrease in capacity. Delta’s consolidated passenger unit revenues (PRASM) increased 9.9% in the December 2006 quarter compared to the same period in 2005. Delta’s length of haul adjusted PRASM increased 12.1% for the fourth quarter 2006 versus fourth quarter 2005, as compared to the industry (excluding Delta) average PRASM increase of 5.1% over the same period.

-more-

For the full year 2006, Delta’s consolidated PRASM rose 13.2% compared to the prior year. Delta’s length of haul adjusted PRASM increased 17.8% for 2006 versus 2005, as compared to the industry (excluding Delta) average PRASM increase of 10.7% over the same period.

Operating Expense
For the December 2006 quarter, Delta’s operating expenses decreased 10.2%, or $471 million, compared to the December 2005 quarter. Driven by its restructuring efforts, Delta's mainline unit costs in the fourth quarter of 2006 decreased by 9.3% as compared to the fourth quarter of 2005. Excluding fuel and special items, mainline unit costs decreased 6.2% over the prior year period.

Despite the $804 million increase in expense due to higher fuel prices in 20063 , Delta’s operating expenses decreased by $1.1 billion, or 5.9%. Delta's 2006 mainline unit costs decreased by 3.9% in comparison to the prior year. Excluding fuel and special items, mainline unit costs decreased 3.9% for the same period.

Fuel Hedging
Delta recorded $86 million and $108 million in net charges for settled fuel hedge contracts for the December 2006 quarter and the full year, respectively. These charges are reflected in aircraft fuel expense. In addition, the company recorded charges of $14 million and $37 million associated with the ineffective portion of fuel hedges in miscellaneous expense, net, for the December 2006 quarter and full year respectively.

As of February 12, 2007, the company had hedged approximately 52% of its planned fuel consumption for the March 2007 quarter through a combination of swaps and collars at an average cap of $1.95 per gallon and an average floor of $1.88 per gallon. The company is currently forecasting its average fuel price for the March 2007 quarter to be $1.89 per gallon.

For the June 2007 quarter, Delta has hedged approximately 40% of its planned fuel consumption, through a combination of swaps and collars with an average cap of $1.91 per gallon and an average floor of $1.71 per gallon. For the September 2007 quarter, the company has hedged approximately 18% of its planned fuel consumption at an average cap of $1.93 per gallon and an average floor of $1.76 per gallon.

Liquidity
At December 31, 2006, Delta had $3.5 billion in cash, cash equivalents and short-term investments, of which $2.6 billion was unrestricted.

-more-

On January 30, 2007, Delta announced that it had obtained commitments for a $2.5 billion exit financing facility, a significant step in the company’s plan to exit bankruptcy. The exit facility will be co-led by six financial institutions - JPMorgan, Goldman Sachs & Co., Merrill Lynch, Lehman Brothers, UBS, and Barclays Capital - and will consist of a $1 billion first-lien revolving credit facility, a $500 million first-lien Term Loan A, and a $1 billion second-lien Term Loan B. The facility will be secured by substantially all of the first-priority collateral securing Delta’s existing Debtor-In-Possession (DIP) facilities.

Restructuring Progress
On February 7, 2007, the Bankruptcy Court, with no creditors objecting, approved Delta’s Disclosure Statement and authorized the company to begin soliciting approval from its creditors for the Plan of Reorganization. The Unsecured Creditors Committee supports Delta’s Plan of Reorganization and recommends that creditors vote in favor of the Plan. A confirmation hearing for the Bankruptcy Court to consider approval of the Plan of Reorganization has been scheduled for April 25, 2007.

Delta remains on course to emerge from Chapter 11 in Spring 2007 as a strong, competitive, independent airline. As of December 31, 2006, the company had achieved its full $3 billion goal of annual financial improvements through revenue improvements and cost reductions, reaching its goal one year ahead of schedule. Delta made the following progress against its restructuring benchmarks:
•	Attain a best-in-class cost structure - The company achieved the lowest mainline non-fuel CASM of the network carriers with 2006 mainline CASM excluding fuel and special items of 7.20 cents.
•	Improve unit revenue performance - Delta’s length of haul adjusted PRASM was 93% of industry average, up substantially from 86% in 2005.
•	Eliminate cash bleed and repair the balance sheet - Delta generated $1.2 billion of free cash flow, its first positive free cash flow since 1998.
•	Restore profitability - The company recorded its first annual operating profit since 2000.

"By executing on all aspects of our restructuring plan - increasing liquidity, improving unit revenues and reducing unit costs, while simultaneously investing in our network and product - we exceeded our goals for 2006 and positioned Delta to become a fierce competitor in this industry," said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “Because of the strength and determination of the entire Delta team, we expect this momentum to continue into 2007 and beyond.”

2006 Accomplishments
Delta has made enormous progress in transforming the airline into a strong, healthy, and vibrant competitor. While many companies use the bankruptcy process simply to shore up their balance sheet and reduce debt, Delta achieved a top-to-bottom transformation that touched every aspect of how it does business to improve and strengthen the airline.

-more-

•	Safety remains Delta’s highest priority. The company was named the 2006 Occupational Industry Leader by the National Safety Council - the first airline to receive this recognition.
•
Delta was ranked in the top two of all network carriers in overall customer service by J.D. Power and Associates in 2006. J.D. Power rated Delta #1 for customer services across three metrics - aircraft condition/cleanliness, boarding/deplaning/baggage, and flight crew. In addition, Delta was awarded “Best Frequent Flyer Program,” “Best Airline Web Site” and “Best Airport Lounge” by Business Traveler readers in the 2006 Best in Business Travel Awards.

•
Delta began 124 new nonstop routes and added 41 destinations to its network in 2006, with 35 additional nonstop routes and 19 new destinations announced for 2007. Delta provides service to more destinations than any global airline with Delta and Delta Connection carrier service to 304 destinations in 52 countries. Delta is the only airline to serve all 50 states and, through both its Atlanta and New York-JFK hubs, is the only carrier to serve to five continents from a single city.

•
Delta made significant investments in its customer products and services, including state-of-the-art, on-demand TV, movies, and music on many domestic and international flights; major improvements in airport facilities at Atlanta and New York-JFK; multiple new SkyMiles program features; and signature food and beverages on Delta flights worldwide with celebrity partners like Michelle Bernstein and Rande Gerber.

•
Delta improved functionality at delta.com - which celebrated its 10th anniversary in 2006 - including enhanced mobile device access and itinerary management, as well as comprehensive content in Spanish, with French, Italian, German and Portuguese availability coming soon.

•	Delta announced plans to enhance its mainline fleet with 28 internationally-capable aircraft scheduled for delivery in 2007-2009.
•	Delta announced the recall of nearly 2,500 employees, including more than 1,200 flight attendants, 300 pilots, and 900 maintenance employees.
•
Through more than 100,000 messages and dozens of visits to Capitol Hill, employee and retiree grassroots advocacy pushed pension reform legislation through each step of the complex legislative process. The Pension Protection Act of 2006 was signed into law in August, enabling Delta to preserve its defined benefit pension plan for active and retired ground and flight attendant employees.

•
Delta employees earned 20 Shared Rewards payments in 2006, for top performance in on-time arrivals, completion factor and customer satisfaction. The total bonus amount per employee was $700, for a total payout of over $30 million.

December Monthly Operating Report
Delta filed its Monthly Operating Report for December 2006 with the U.S. Bankruptcy Court. As reflected in that report, the company recorded a $1.8 billion net loss for the month. Excluding reorganization and special items, the net loss was $103 million for the month, a $255 million improvement over December 2005.

-more-

Reorganization and Special Items
In the fourth quarter of 2006, Delta recorded $1.8 billion in net charges for reorganization and special items. These items are described below:
•	A $2.5 billion net charge for reorganization items, primarily consisting of:
o
An allowed general, unsecured pre-petition claim in our Chapter 11 case (Claim) of $2.2 billion for the Pension Benefit Guaranty Corporation (PBGC) relating to the termination of Delta’s primary qualified defined benefit pension plan for pilots (Pilot Plan), partially offset by an $897 million liability for Pilot Plan pension costs previously recorded.

o
An $801 million Claim for retired pilots relating to the termination of their nonqualified pension benefits, partially offset by a $387 million liability for pilot nonqualified pension costs previously recorded.

o	A $539 million Claim for pilot and non-pilot retirees relating to a reduction of their postretirement healthcare benefits.
o	A $181 million net charge for the restructuring of aircraft financing arrangements.
•	A $719 million income tax benefit from the reversal of accrued pension liabilities related to the Pilot Plan termination.

In the fourth quarter of 2005, Delta recorded a $453 million charge for reorganization and special items, including (1) a $277 million charge for reorganization items; and (2) a $176 million net charge associated with pension and restructuring items.

Other Matters
Attached to this press release are Delta’s Consolidated Statements of Operations for the three and twelve months ended December 31, 2006, and 2005; a statistical summary for those periods; selected balance sheet data as of December 31, 2006 and December 31, 2005; and a reconciliation of certain GAAP to non-GAAP financial measures. The Consolidated Statements of Operations show Delta’s net loss as reported under GAAP, as well as Delta’s net loss excluding reorganization and special items.

Important Financial Disclosure
Current holders of Delta’s equity will not receive any distributions under Delta’s proposed Plan of Reorganization. These equity interests would be cancelled upon the effectiveness of the proposed Plan of Reorganization, which the company believes will be shortly after the confirmation hearing scheduled on April 25, 2007. Accordingly, we urge that caution be exercised with respect to existing and future investments in Delta’s equity securities and any of Delta’s liabilities and other securities.

-more-

About Delta
Delta Air Lines (Other OTC: DALRQ) offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 304 destinations in 52 countries. With more than 50 new international routes added in the last year, Delta is America’s fastest growing international airline and is a leader across the Atlantic with flights to 31 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers nearly 600 weekly flights to 58 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 453 worldwide destinations in 97 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
__________________________

1 Note 1 to the attached Consolidated Statements of Operations provides a reconciliation of financial measures based on Generally Accepted Accounting Principles (“GAAP”) to related non-GAAP financial measures used in this release and provides the reasons management uses the non-GAAP financial measures.

2 Reorganization items are items of income, expense, gain or loss that are realized or incurred by us that are due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

3 Includes the impact of fuel price increases reflected in both fuel expense and contract carrier arrangements in the Consolidated Statements of Operations

-more-

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to prosecute, confirm and consummate our proposed plan of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by such plan of reorganization or upon which consummation of such plan may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of our proposed plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; our ability to implement our business plan successfully; the cost of aircraft fuel; labor issues; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K, filed on March 27, 2006 and its Form 10-Q, filed on November 9, 2006.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

Current holders of Delta’s equity will not receive any distributions under Delta’s proposed Plan of Reorganization. These equity interests would be cancelled upon the effectiveness of the proposed Plan of Reorganization. Accordingly, we urge that caution be exercised with respect to existing and future investments in Delta’s equity securities and any of Delta’s liabilities and other securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of February 14, 2007, and which Delta has no current intention to update.

None of the statements in this press release is a solicitation of votes for or against any plan of reorganization. Any such solicitation will only be made through a disclosure statement approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	December 31,		Percent
(In millions)	2006	2005	Change
OPERATING REVENUE:
Passenger:
Mainline	$2,781	$2,664	4.4%
Regional affiliates	944	855	10.4%
Cargo	126	137	-8.0%
Other, net	287	272	5.5%
Total operating revenue	4,138	3,928	5.3%
OPERATING EXPENSE:
Aircraft fuel	1,037	1,130	-8.2%
Salaries and related costs	940	1,114	-15.6%
Contract carrier arrangements	663	590	12.4%
Depreciation and amortization	364	317	14.8%
Contracted services	292	279	4.7%
Passenger commissions and other selling expenses	209	203	3.0%
Landing fees and other rents	185	205	-9.8%
Aircraft maintenance materials and outside repairs	169	178	-5.1%
Passenger service	81	76	6.6%
Aircraft rent	78	106	-26.4%
Restructuring, asset writedowns, pension settlements and related items, net	(4)	176	NM
Other	118	229	-48.5%
Total operating expense	4,132	4,603	-10.2%
OPERATING INCOME (LOSS)	6	(675)	NM
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense totals $286 and $310 for the three months ended December 31, 2006 and 2005, respectively)	(207)	(199)	-4.0%
Interest income	23	14	64.3%
Miscellaneous expense, net	(7)	-	NM
Total other expense, net	(191)	(185)	-3.2%
LOSS BEFORE REORGANIZATION ITEMS, NET	(185)	(860)	78.5%
REORGANIZATION ITEMS, NET	(2,521)	(277)	NM
LOSS BEFORE INCOME TAXES	(2,706)	(1,137)	-138.0%
INCOME TAX BENEFIT (PROVISION)	725	(98)	NM
NET LOSS	(1,981)	(1,235)	-60.4%
PREFERRED STOCK DIVIDENDS	-	(3)	NM
NET LOSS ATTRIBUTABLE TO COMMON SHAREOWNERS	$(1,981)	$(1,238)	-60.0%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS - see Note 1	$(179)	$(782)	77.1%
OPERATING MARGIN	0.1%	-17.2%	17.3	pts

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Year Ended
	December 31,		Percent
(In millions)	2006	2005	Change
OPERATING REVENUE:
Passenger:
Mainline	$11,773	$11,399	3.3%
Regional affiliates	3,853	3,225	19.5%
Cargo	498	524	-5.0%
Other, net	1,047	1,043	0.4%
Total operating revenue	17,171	16,191	6.1%
OPERATING EXPENSE:
Aircraft fuel	4,319	4,271	1.1%
Salaries and related costs	4,128	5,058	-18.4%
Contract carrier arrangements	2,656	1,318	101.5%
Depreciation and amortization	1,276	1,273	0.2%
Contracted services	1,083	1,096	-1.2%
Passenger commissions and other selling expenses	888	948	-6.3%
Landing fees and other rents	865	863	0.2%
Aircraft maintenance materials and outside repairs	735	776	-5.3%
Passenger service	328	345	-4.9%
Aircraft rent	316	541	-41.6%
Restructuring, asset writedowns, pension settlements and related items, net	13	888	-98.5%
Other	506	815	-37.9%
Total operating expense	17,113	18,192	-5.9%
OPERATING INCOME (LOSS)	58	(2,001)	NM
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense totals $1,200 and $1,169 for the twelve months ended December 31, 2006 and 2005, respectively)	(870)	(1,032)	15.7%
Interest income	69	59	16.9%
Miscellaneous expense, net	(19)	(1)	NM
Total other expense, net	(820)	(974)	15.8%
LOSS BEFORE REORGANIZATION ITEMS, NET	(762)	(2,975)	74.4%
REORGANIZATION ITEMS, NET	(6,206)	(884)	NM
LOSS BEFORE INCOME TAXES	(6,968)	(3,859)	-80.6%
INCOME TAX BENEFIT	765	41	NM
NET LOSS	(6,203)	(3,818)	-62.5%
PREFERRED STOCK DIVIDENDS	(2)	(18)	88.9%
NET LOSS ATTRIBUTABLE TO COMMON SHAREOWNERS	$(6,205)	$(3,836)	-61.8%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS - see Note 1	$(406)	$(2,208)	81.6%
OPERATING MARGIN	0.3%	-12.4%	12.7	pts

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Three Months Ended
	December 31,				Percent
	2006		2005		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	27,912		27,601		1.1%
Available Seat Miles (millions) (a)	36,032		37,396		-3.6%
Passenger Mile Yield (a)	13.35	¢	12.75	¢	4.7%
Operating Revenue Per Available Seat Mile (a)	11.48	¢	10.50	¢	9.3%
Passenger Revenue Per Available Seat Mile (a)	10.34	¢	9.41	¢	9.9%
Operating Cost Per Available Seat Mile (a)	11.47	¢	12.31	¢	-6.8%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.47	¢	11.84	¢	-3.1%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.59	¢	8.81	¢	-2.5%
Passenger Load Factor (a)	77.5%		73.8%		3.7	pts
Breakeven Passenger Load Factor (a)	77.3%		88.0%		-10.7	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	77.3%		84.3%		-7.0	pts
Passengers Enplaned (thousands) (a)	26,341		27,171		-3.1%
Fuel Gallons Consumed (millions)	511		551		-7.3%
Average Price Per Fuel Gallon, net of hedging activity	$2.02		$2.06		-1.9%
Number of Aircraft in Fleet, End of Period	600		649		-7.6%
Full-Time Equivalent Employees, End of Period	51,300		55,600		-7.7%
Mainline:
Revenue Passenger Miles (millions)	23,552		23,468		0.4%
Available Seat Miles (millions)	30,272		31,628		-4.3%
Operating Cost Per Available Seat Mile	10.41	¢	11.48	¢	-9.3%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1	10.41	¢	10.93	¢	-4.8%
Operating Costs Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.24	¢	7.72	¢	-6.2%
Number of Aircraft in Fleet, End of Period	440		480		-8.3%

(a) Includes the operations under our contract carrier agreements with Chautauqua Airlines, Inc., SkyWest, Inc., Atlantic Southeast Airlines, Inc., Shuttle America Corporation, and Freedom Airlines, Inc. for all periods presented.

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Year Ended
	December 31,				Percent
Statistical Summary:	2006		2005		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	116,133		119,954		-3.2%
Available Seat Miles (millions) (a)	147,995		156,793		-5.6%
Passenger Mile Yield (a)	13.46	¢	12.19	¢	10.4%
Passenger Mile Yield - excluding special items - see Note 1 (a)	13.53	¢	12.19	¢	11.0%
Operating Revenue Per Available Seat Mile (a)	11.60	¢	10.33	¢	12.3%
Passenger Revenue Per Available Seat Mile (a)	10.56	¢	9.33	¢	13.2%
Passenger Revenue Per Available Seat Mile - excluding special items - see Note 1 (a)	10.61	¢	9.33	¢	13.7%
Operating Cost Per Available Seat Mile (a)	11.56	¢	11.60	¢	-0.3%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.47	¢	11.04	¢	3.9%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1(a)	8.56	¢	8.31	¢	3.0%
Passenger Load Factor (a)	78.5%		76.5%		2.0	pts
Breakeven Passenger Load Factor (a)	78.2%		87.0%		-8.8	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	76.6%		82.3%		-5.7	pts
Passengers Enplaned (thousands) (a)	106,649		118,853		-10.3%
Fuel Gallons Consumed (millions)	2,111		2,492		-15.3%
Average Price Per Fuel Gallon, net of hedging activity	$2.04		$1.71		19.3%
Number of Aircraft in Fleet, End of Period	600		649		-7.6%
Full-Time Equivalent Employees, End of Period	51,300		55,600		-7.7%
Mainline:
Revenue Passenger Miles (millions)	98,911		103,742		-4.7%
Available Seat Miles (millions)	125,480		133,935		-6.3%
Operating Cost Per Available Seat Mile	10.46	¢	10.88	¢	-3.9%
Operating Cost Per Available Seat Mile - excluding special items- see Note 1	10.36	¢	10.22	¢	1.4%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.20	¢	7.49	¢	-3.9%
Number of Aircraft in Fleet, End of Period	440		480		-8.3%

(a)  Includes the operations under our contract carrier arrangements with Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; Shuttle America Corporation for the year ended December 31, 2006 and from September 1 through December 31, 2005; Atlantic Southeast Airlines for the year ended December 31, 2006 and from September 8 through December 31, 2005; and Freedom Airlines, Inc. for the year ended December 31, 2006 and from October 1 to December 31, 2005.

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Selected Balance Sheet Data
(In millions)

	December 31,
	2006	2005
	(Unaudited)

Cash and cash equivalents [1]	$2,034	$2,008
Short-term investments	614	-
Restricted cash, including noncurrent	802	928
Total assets	19,622	20,039
Total debt and capital leases, including current maturities	8,012	7,743
Total liabilities subject to compromise	19,817	17,380
Total shareowners' deficit	(13,593)	(9,895)

1 Cash and cash equivalents at December 31, 2006 and 2005, includes $156 million and $155 million, respectively, which is set aside for the payment of certain operational taxes and fees to governmental authorities.

Note 1: The following tables show reconciliations of certain financial measures adjusted for the items shown below.

•	Delta excludes reorganization and special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.
•	Delta presents length of haul adjusted PRASM because management believes this provides a more meaningful comparison of the company’s PRASM to the industry.
•
Delta presents mainline CASM excluding fuel expense and special items because management believes (a) differences in fuel prices during the December 2006 quarter and full year 2006, as compared to the respective periods in 2005, mask the progress the company achieved toward its business plan targets and (b) the exclusion of the special items is helpful to investors to evaluate the company’s recurring operational performance.

•	Delta presents free cash flow because management believes this metric is helpful to investors to evaluate factors causing changes in the company’s liquidity position.

	Three Months Ended December 31,				Year Ended December 31,				One Month Ended December 31,
(in millions)	2006		2005		2006		2005		2006	2005
Net loss	$(1,981)		$(1,235)		$(6,203)		$(3,818)		$(1,844)	$(753)
Items excluded:
Pension and related charges	-		176		-		878		-	176
Aircraft charges	-		-		-		10		-	-
Accounting Adjustments	-		-		310		-		-	-
Reorganization items, net	2,521		277		6,206		884		2,460	219
Deferred Tax reserve	(719)		-		(719)		(162)		(719)	-
Total items excluded	1,802		453		5,797		1,610		1,741	395
Net loss excluding reorganization and special items	$(179)		$(782)		$(406)		$(2,208)		$(103)	$(358)

Passenger revenue	$3,725		$3,519		$15,626		$14,624
Items excluded:
Accounting Adjustments	-		-		83		-
Total items excluded	-		-		83		-
Passenger revenue excluding special items	$3,725		$3,519		$15,709		$14,624
Adjustment for charter revenue	(34)		(37)		(120)		(118)
Passenger revenue excluding special items and charter revenue	$3,691		$3,482		$15,589		$14,506

Passenger mile yield	13.35	¢	12.75	¢	13.46	¢	12.19	¢
Items excluded:
Accounting Adjustments	-		-		0.07
Total items excluded	-		-		0.07		-
Passenger mile yield excluding special items	13.35	¢	12.75	¢	13.53	¢	12.19	¢

PRASM	10.34	¢	9.41	¢	10.56	¢	9.33	¢
Items excluded:
Accounting Adjustments	-		-		0.05		-
Total items excluded	-		-		0.05		-
PRASM excluding special items	10.34	¢	9.41	¢	10.61	¢	9.33	¢
Adjustment for charter revenue	(0.09)		(0.10)		(0.08)		(0.08)
PRASM excluding special items and charter revenue	10.25	¢	9.31	¢	10.53	¢	9.25	¢
Length of haul adjustment	(0.46)		(0.58)		(0.39)		(0.64)
Length of haul adjusted PRASM excluding special items and charter revenue	9.79	¢	8.73	¢	10.14	¢	8.61	¢

	Three months ended December 31,			Year Ended December 31,
(in millions)	2006		2005	2006	2005
Operating expense	$4,132		$4,603	$17,113	$18,192
Items excluded:
Pension and related charges	-		(176)	-	(878)
Accounting Adjustments	-		-	(121)	-
Aircraft charges	-		-	-	(10)
Total items excluded	-		(176)	(121)	(888)
Operating expense excluding special items	$4,132		$4,427	$16,992	$17,304
Fuel expense	(1,037)		(1,130)	(4,319)	(4,271)
Operating expense excluding fuel expense and special items	$3,095		$3,297	$12,673	$13,033

(in millions)
Mainline operating expense	$3,151		$3,630	$13,123	$14,571
Items excluded:
Pension and related charges	-		(174)	-	(876)
Accounting Adjustments	-		-	(121)	-
Aircraft charges	-		-	-	(10)
Total items excluded	-		(174)	(121)	(886)
Mainline operating expense excluding special items	$3,151		$3,456	$13,002	$13,685
Fuel expense	(961)		(1,013)	(3,968)	(3,647)
Mainline operating expense excluding fuel expense and special items	$2,190		$2,443	$9,034	$10,038

CASM	11.47	¢	12.31 ¢	11.56 ¢	11.60 ¢
Items excluded:
Pension and related charges	-		(0.47)	-	(0.55)
Accounting Adjustments	-		-	(0.09)	-
Aircraft charges	-		-	-	(0.01)
Total items excluded	-		(0.47)	(0.09)	(0.56)
CASM excluding special items	11.47	¢	11.84 ¢	11.47 ¢	11.04 ¢
Fuel expense	(2.88)		(3.03)	(2.91)	(2.73)
CASM excluding fuel expense and special items	8.59	¢	8.81 ¢	8.56 ¢	8.31 ¢

Mainline CASM	10.41	¢	11.48 ¢	10.46 ¢	10.88 ¢
Items excluded:
Pension and related charges	-		(0.55)	-	(0.65)
Accounting Adjustments	-		-	(0.10)	-
Aircraft charges	-		-	-	(0.01)
Total items excluded	-		(0.55)	(0.10)	(0.66)
Mainline CASM excluding special items	10.41	¢	10.93 ¢	10.36 ¢	10.22 ¢
Fuel expense	(3.17)		(3.21)	(3.16)	(2.73)
Mainline CASM excluding fuel expense and special items	7.24	¢	7.72 ¢	7.20 ¢	7.49 ¢

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Breakeven load factor	77.3%	88.0%	78.2%	87.0%
Items excluded:
Pension and related charges	-	(3.7)	-	(4.6)
Accounting Adjustments	-	-	(1.6)	-
Aircraft charges	-	-	-	(0.1)
Total items excluded	-	(3.7)	(1.6)	(4.7)
Breakeven load factor excluding special items	77.3%	84.3%	76.6%	82.3%

(in millions)
Net cash provided by operating activities			$865
Net cash used in investing activities			(245)
Adjustment:
Increase in short-term investments, net			614
Total adjustment			614
Free Cash Flow			$1,234

Note 2: December 2006 Quarter Traffic, Capacity, Load Factor, Yield and Unit Revenue vs. December 2005 Quarter

Year-Over-Year Change
	North America	Latin America	Atlantic	Pacific
Traffic	(6.0)%	25.1%	25.6%	0.5%
Capacity	(11.8)%	18.5%	27.6%	0.0%
Load Factor	4.9 pts	3.8 pts	(1.2) pts	0.4 pts
Yield	7.0%	6.0%	0.3%	12.9%
Passenger Unit Revenue	14.1%	11.9%	(1.2)%	13.5%

Note 3: 2007 Guidance

	1Q 2007	Full Year 2007
Capacity System Domestic International Mainline Domestic International	Up 1 - 3% Down 3 - 5% Up 20 - 22% Down 0 - 1% Down 9 - 11% Up 21 - 23%	Up 2 - 4% Down 1 - 3% Up 14 - 16% Up 1 - 3% Down 5 - 7% Up 15 - 17%

# # #